Exhibit 21 to 2009 10-Q

Convergys Corporation Direct and Indirect Subsidiaries

Jurisdiction
Convergys Corporation	Ohio
- Convergys Information Management Group Inc.	Ohio
- Convergys EMEA Limited	United Kingdom
- Convergys IMG Ltd	United Kingdom
- Telesens KSCL SA	France
- Convergys Egypt LLC	Egypt
- Convergys IMG International Services Inc.	Ohio
- Convergys IMG do Brasil Ltda	Brazil
- Convergys Information Management Group (Singapore) Pte. Ltd	Singapore
- Shanghai Hong Xun Software Co., Ltd.	China
- Shanghai Hong Xun Information Technology Co., Ltd.	China
- Convergys Singapore Pte. Ltd.	Singapore
- Convergys HR Management Singapore Pte. Ltd.	Singapore
- Convergys Employee Care (Thailand) Co. Ltd.	Thailand
- Convergys Employee Care Malaysia Sdn Bhd	Malaysia
- Convergys Benefits Pte. Ltd.	Singapore
- Convergys Benefits HK Limited	China
- Convergys Benefits (M) Sdn. Bhd.	Malaysia
- Convergys Cyprus Limited	Cyprus
- Nodisko Trading Limited	Cyprus
- Rosas Limited	Cyprus
- Nodisko Outsourcing Company Private Limited	India
- Convergys Services Japan K.K.	Japan
- Convergys Cellular Systems Company	Ohio
- Convergys France SAS	France
- Convergys Germany GmbH	Germany
- Convergys Hong Kong Limited	China
- Convergys Hungary Services LLC	Hungary
- Convergys IMG Australia Pty Ltd	Australia
- Convergys IMG International Inc.	Ohio
- Convergys IMG Spain, S.L.	Spain
- Convergys Information Management (India) Private Limited	India
- Convergys Information Management Services Limited	Korea
- Convergys Lanka (Private) Limited	Sri Lanka
- Convergys Mexico S. de R. L. de C. V.	Mexico
- Convergys Solucoes Informaticas, Unipessoal, LTDA	Portugal
- Convergys Thailand Co., Ltd.	Thailand
- Convergys CIS (LLC)	Russia
- PT Convergys Indonesia	Indonesia
- Convergys Customer Management Group Inc.	Ohio
- Convergys Employee Care Argentina S.R.L.	Argentina
- Convergys Employee Care Colombia Limitada	Colombia
- Convergys Employee Care Puerto Rico, LLC	Puerto Rico
- Convergys Employee Care Taiwan Limited	Taiwan
- Convergys India Services Private Limited	India
- Convergys Philippines Services Corporation	Philippines
- Convergys Singapore Holdings Pte Ltd	Singapore
- Encore Receivable Management, Inc.	Kansas
- Finali Corporation	Delaware
- Netsage Corporation	Delaware
- Convergys Learning Solutions Inc.	Delaware
- DigitalThink (India) Pvt. Ltd.	India

- Horn Interactive Inc.	Ohio
- Convergys Customer Management International Inc.	Ohio
- Convergys Korea Limited (51%)	Korea
- Convergys CMG UK Limited	United Kingdom
- Convergys Customer Management AG	Switzerland
- Convergys Customer Management Belgium SA	Belgium
- Convergys Customer Management Italy SRL	Italy
- Convergys Customer Management Netherlands B.V.	Netherlands
- Convergys Services Denmark ApS	Denmark
- Convergys Customer Management Group Canada Holding Inc.	Delaware
- CCM Limited Partner ULC	Nova Scotia, Canada
- Convergys New Brunswick, Inc.	New Brunswick, Canada
- Convergys CMG Canada Limited Partnership	Manitoba, Canada
- Convergys Customer Management Delaware LLC	Delaware
- Convergys CMG Utah Inc.	Utah
- Convergys Broadband Asia Pte Ltd	Singapore
- Convergys Broadband Japan K.K.	Japan
- Convergys Broadband Taiwan Limited	Taiwan
- Convergys Israel Investments, Ltd.	Israel
- Convergys Solutions Ltd.	Israel
- Convergys CSL Danismanlik Hizmetleri Limited Sirketi	Turkey
- Convergys Solutions Australia Pty Ltd.	Australia
- SATTEC Solutions Pty Ltd.	Australia
- Asset Ohio Fourth Street LLC	Ohio
- Convergys Finance Corp.	Ohio
- Convergys Government Solutions LLC	Ohio
- Convergys Information Technology Services (Dalian) Co., Ltd.	China
- Convergys Software Service (Beijing) Ltd.	China
- Intervoice, Inc.	Texas
- Edify LLC	Delaware
- Edify Ireland Limited	Ireland
- Edify EMEA Limited	United Kingdom
- Edify Holding Company, Inc.	Delaware
- Intervoice Acquisition Subsidiary II, Inc.	Nevada
- Intervoice GP, Inc.	Nevada
- Intervoice LP, Inc.	Nevada
- Intervoice Limited Partnership	Nevada
- Intervoice Acquisition Subsidiary, Inc.	Nevada
- Intervoice Colombia Ltda.	Colombia
- Intervoice do Brasil Comerico Servicos e Partipacoes Ltda.	Brazil
- Brite Voice Systems, Inc.	Kansas
- Intervoice AG	Switzerland
- Intervoice Pte Ltd.	Singapore
- Intervoice Brite (Pty) Ltd.	South Africa
- BVSI, Inc.	Delaware
- BVSI Investco, Inc.	Delaware
- Intervoice Limited	United Kingdom
- Intervoice GmbH	Germany
- Intervoice SRO	Czech Republic
- Ceon Corporation	California
- Ceon International Corporation	Delaware